UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ContraVir Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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399 Thornall Street, First Floor
Edison, New Jersey 08837

NOTICE OF 2014 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the annual meeting of stockholders of ContraVir Pharmaceuticals, Inc. (the “Company”) to be held at the offices of Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, 32nd Floor, New York, New York 10006 on December 2, 2014 at 11:00 a.m. local time, for the following purposes:

1.                                      To elect five (5) directors for a one-year term to expire at the 2015 annual meeting of stockholders.

2.                                      To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

3.                                      To approve an amendment to the Company’s 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,500,000  to 6,500,000.

4.                                      To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

5.                                      To consider and vote upon, on an advisory basis, a three-year frequency with which the Company should conduct the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

6.                                      To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-5, with the Board of the Company having the discretion as to whether or not the reverse split is to be effected at any time prior to the first anniversary date of this meeting of stockholders, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion (the “Reverse Split Proposal”).

7.                                      To transact any other business that may properly come before our annual meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Our board of directors has fixed October 23, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the annual meeting.  Whether or not you expect to attend the annual meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

By Order of the Board of Directors,

/s/ Gary S. Jacob
Gary S. Jacob
Chairman of the Board of Directors

Edison, New Jersey

October 27, 2014

Your vote is important.  Please vote your shares whether or not you plan to attend the meeting.

399 Thornall Street, First Floor
Edison, New Jersey 08837

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2014

The board of directors of ContraVir Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on December 2, 2014 at 11:00 a.m., local time, at the offices of Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, 32nd Floor, New York, New York 10006.  If you need directions to the location of the annual meeting, please contact us at (732) 902-4000.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2014 annual meeting of stockholders.  This proxy statement summarizes information related to your vote at the annual meeting.  All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about October 27, 2014 to all stockholders of record entitled to vote at the annual meeting.  Only stockholders who owned our common stock and Series A Convertible Preferred Stock on October 23, 2014 are entitled to vote at the annual meeting.  On this record date, there were 23,364,793 shares of our common stock outstanding (including 1,091,396 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock after taking into account the beneficial ownership limitation of 4.9% of the number of shares of common stock issued and outstanding on the record date).

What am I voting on?

There are six proposals scheduled for a vote:

Proposal 1: Election of five (5) Directors:

•             Gary S. Jacob, Ph.D.

•             James Sapirstein

•             John P. Brancaccio

•             Christopher McGuigan, Ph.D.

•             Dr. Timothy Block

Proposal 2: Ratification of the appointment of BDO USA, LLP as the company’s independent registered public accountants for the fiscal year ending June 30, 2015.

Proposal 3: Amendment of our 2013 Equity Incentive Plan (the “Stock Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,500,000 to 6,500,000.

Proposal 4: Advisory decision regarding the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

Proposal 5: Advisory decision regarding a three-year frequency with which the Company should conduct the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Proposal 6: Amendment of our Certificate of Incorporation to authorize a reverse stock split, with our Board having the discretion as to whether the split is effected and, if so, at what ratio.

How many votes do I have?

Each share of our common stock (including shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock) that you own as of October 23, 2014 entitles you to one vote.

How do I vote by proxy?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify.   For ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountant you may vote “For” or “Against” or abstain from voting.  With respect to the amendment of the Stock Plan, you may vote “For” or “Against” or abstain from voting.   With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on a three-year frequency with which the Company should consult the stockholder vote to approve the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to amendment of the Certificate of Incorporation to authorize the reverse stock split, you may vote “For” or “Against” or abstain from voting.

Stockholders of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.  To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting.  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your shares will be, as permitted, voted as recommended by our board of directors.  If any other matter is presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment.  As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners:  Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•                       you may send in another signed proxy with a later date;

•                       you may notify us in writing before the annual meeting that you have revoked your proxy; or

•                       you may notify us in writing before the annual meeting and vote in person at the meeting.

Can I vote via the Internet?

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms offer Internet voting.  If your bank or brokerage firm does not offer Internet voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock (including shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock after taking into account the beneficial ownership limitation of 4.9% of the number of shares of common stock issued and outstanding on the record date) as of October 23, 2014, or approximately 11,682,397 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. For Proposal 1, the five nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. To be approved, Proposal 2 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Amendment of our 2013 Equity Incentive Plan.  To be approved, Proposal 3 must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Approval of the Compensation of the Named Executive Officers. While Proposal 4 is advisory in nature and nonbinding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.

Proposal 5: Frequency of Stockholder Vote on Executive Compensation. While Proposal 5 is advisory in nature and nonbinding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.

Proposal 6: Authorization of Reverse Stock Split. To be approved, Proposal 6 must receive “For” votes from the holders of a majority of the outstanding shares of common stock entitled to vote on the proposal.

Voting results will be tabulated and certified by our mailing and tabulating agent, Philadelphia Stock Transfer, Inc.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum.  Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have approved each of the proposals.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters.  With regard to the amendment and restatement of our 2013 Equity Incentive Plan and the authorization of the reverse stock split, broker non-votes, if any, will not be counted as votes cast and will have no effect on the results of the votes. However, because the election of directors is determined by a plurality of votes cast, abstentions will not be counted in determining the outcomes of such proposal.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

I share the same address with another shareholder of the Company. Why has our household only received one set of proxy materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This practice, known as “householding,” is intended to reduce our printing and postage costs. We have delivered only one set of proxy materials to shareholders who hold their shares through a bank, broker or other holder of record and share a single address, unless we received contrary instructions from any shareholder at that address. However, any such street name holder residing at the same address who wishes to receive a separate copy of the proxy materials may make such a request by contacting the bank, broker or other holder of record.

Who is paying the costs of soliciting these proxies?

We will pay for the entire cost of soliciting proxies.   In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of ccommunication.  Directors and employees will not be paid any additional compensation for soliciting proxies but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation.   We will also reimburse brokerage firms, banks and other agents for their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

You are requested to vote for five nominees for director, whose terms expire at this annual meeting and who will be elected for a new one-year term and will serve until their successors are elected and qualified. The nominees are Gary S. Jacob, James Sapirstein, John P. Brancaccio, Christopher McGuigan and Timothy Block. All of the nominees are existing directors of ContraVir and each of the nominees has consented to being named as a nominee for director of ContraVir and has agreed to serve if elected.

If no contrary indication is made, proxies in the accompanying form are to be voted for the aforementioned directors or in the event that any of the aforementioned directors is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the

2015 Annual Meeting of Stockholders

Name	Age	Present Position with ContraVir Pharmaceuticals, Inc.
Gary S. Jacob	67	Chairman of the Board of Directors
James Sapirstein	53	Chief Executive Officer and Director
John P. Brancaccio	66	Director
Christopher McGuigan	56	Director
Timothy Block	59	Director

Gary S. Jacob, Ph.D. has served as our Chairman of the Board of Directors since March 19, 2014, and earlier served as our Chief Executive Officer from May 15, 2013 until March 19, 2014. Dr. Jacob is currently the Chairman of the Board, President and Chief Executive Officer of Synergy Pharmaceuticals Inc., a biopharmaceutical company, where he has held various positions since July 2008. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a diagnostics company. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D. Searle Glycobiology Group at Oxford University, England.  Dr. Jacob’s broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board’s conclusion that he should serve as a director of our company

James Sapirstein has served as our Chief Executive Officer and a Director since March 19, 2014. Mr. Sapirstein was the chief executive officer of Alliqua Inc., where he helped lead the transformation of transdermal wound care and drug delivery technology into a premier wound care organization from October 2012 to February 2014. Mr. Sapirstein was the chief executive officer of Tobira Therapeutics, a New Jersey based biopharmaceutical company focused on the development of novel HIV and infectious disease compounds, from October 2006 to April 2011. From June 2002 until May 2005, Mr. Sapirstein was Executive Vice President for Serono Laboratories where he led a team of over 100 professionals to rebuild a struggling HIV and pediatric growth hormone business.

John P. Brancaccio, a retired CPA, has served as a director of our company since May 15, 2013 and as a director of Synergy Pharmaceuticals, Inc. since July 2008. Since April 2004, Mr. Brancaccio has been the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechnology, Inc. (formerly Alfacell Corporation) as well as a director of Trovagene, Inc. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

Christopher McGuigan, Ph.D. has served as a director of our company since May 15, 2013 and as a director of Synergy Pharmaceuticals, Inc. since July 2008. Since 1995, Dr. McGuigan has been Professor of Medicinal Chemistry, Welsh School of Pharmacy, Cardiff University, UK. He is also Executive Chair of the Life Sciences Hub Wales, LTD, and Chair of the National Research Network in Health and Life Sciences for the Welsh Government. Dr. McGuigan is immediate past president of the International Society for Antiviral Research. Dr. McGuigan has over 220 publications and 50 patent applications. Dr. McGuigan was Chairman of Departmental Research Committee and Director of Research, Head of Medicinal Chemistry. Dr. McGuigan currently serves as a director of Tiziana Life Sciences (London). Dr. McGuigan’s experience in developing new drug agents from discovery to human clinical trials, with three of his agents reaching human clinical trials, qualifies him to serve as a director of our company.

Dr. Timothy Block has served as a director of our company since November 26, 2013. Dr. Block is Professor of Microbiology and Immunology, Drexel University College of Medicine and Director of its Drexel Institute for Biotechnology and Virology Research, and is also the Co-founder and President of the Hepatitis B Foundation (HBF) and its Baruch S. Blumberg Institute (formerly called the Institute for Hepatitis and Virus Research), the nation’s leading nonprofit organizations dedicated to finding a cure for hepatitis B and improving the lives of those affected worldwide through research, education and patient advocacy. Dr. Block is also President and CEO of the Pennsylvania Biotechnology Center. Dr. Block has been a member of medical school faculties as a professional researcher for more than 28 years, publishing more than 180 papers, 12 U.S. patents, and since 2006, has led or “co-led” more than $50 million in research funding. Honors include an honorary Medical Doctorate (Bulgarian Academy of Medicine); the Lifetime Achievement Award from the Centrals Bucks Chamber of Commerce; named one the regions 100 Most Outstanding People of the Century by the Daily Intelligencer; Distinguished Service Recognition from the National Cancer Institute’s Early Detection Research Network; and a Special Citation from the U.S. House of Representatives in recognition of “outstanding achievements.” Dr. Block has given frequent testimony to the U.S. Congress and State legislatures; has served on U.S. FDA and numerous NIH panels as well as commercial boards including the Bristol Myers Squibb Entecavir Advisory Board. In 2009, Dr. Block was named an elected Fellow of the American Association for the Advancement of Science (AAAS). Dr. Block’s experience and expertise in the medical field with respect to Hepatitis B qualifies him to serve as a director of our company.

Board Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system that requires that a majority of our board of directors be independent. As of the date of this proxy statement, our board of directors has determined that a majority of the board consists of members who are currently “independent” as that term is defined under current listing standards of NASDAQ.

Board Leadership Structure and Board’s Role in Risk Oversight

We have a separate Chairman of the Board, Dr. Jacob, and Chief Executive Officer, Mr. Sapirstein. We believe that having an independent director serve as our Chairman allows our CEO to focus on our business, while allowing the Chairman to fulfill his fundamental Board leadership role, which includes providing advice to and independent oversight of our Board. As Chairman, Dr. Jacob serves as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the board of directors, committee chairs and management, he presides over meetings of the board of directors. Dr. Jacob has developed an extensive knowledge of our company, its challenges and opportunities and has a productive working relationship with our senior management team.

The board of directors, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The board of directors has three standing committees — Audit, Compensation and Corporate Governance/Nominating. The membership of each of the board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the board of directors meet in executive session at each board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The board of directors recognizes that different leadership models may, depending upon individual circumstances, work for other companies and may be appropriate for ContraVir under different circumstances. The board of directors believes that ContraVir will be greatly benefited from having a single person setting the tone and direction for ContraVir and having primary responsibility for managing its operations, while allowing the board of directors to carry out its oversight responsibilities with the full involvement of each independent director. Our CEO communicates frequently with members of the board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the board of directors on risk management-related and any other matters. Each quarter, the board of directors receives presentations from senior management on matters involving our areas of operations.

Board of Directors Meetings

During the fiscal year ended June 30, 2014, our Board met 3 times, including telephonic meetings, the Audit Committee met 4 times and the Compensation Committee and Corporate Governance/Nominating Committee did not meet at all. All directors attended at least 100% of the aggregate number of meetings of the Board and all of the Audit Committee members attended 100% of the Audit Committee meetings.

Information Regarding Board Committees

Our Board has established standing Audit, Compensation and Corporate Governance/Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All committees operate under a written charter adopted by our Board, each of which is available on our Internet website at www.contravir.com under “Corporate Governance.”

Audit Committee

The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent registered public accounting firm, (iii) pre-approving the professional services provided by the independent registered public accounting firm, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent registered public accounting firm, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent registered public accounting firm. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John Brancaccio, chairman of the Audit Committee, and Christopher McGuigan. We believe that each of Mr. Brancaccio and Mr. McGuigan is “independent” as that term is defined under applicable SEC and NASDAQ rules. Mr. Brancaccio is our audit committee financial expert. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee.  The charter is available on our website at www.contravir.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee is composed of “independent” directors, as determined in accordance with NASDAQ and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our Internet website at www.contravir.com under “Corporate Governance.”

As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with Standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for the fiscal year ended June 30, 2014.

The Audit Committee has:

•             reviewed and discussed our audited consolidated financial statements with management and BDO USA, LLP, the independent registered public accounting firm;

•             discussed with BDO USA, LLP the matters required to be discussed by PCAOB Standard 16, Communications with Audit Committees, as may be modified or supplemented; and

•             received from BDO USA, LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with BDO USA, LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2014 for filing with the Securities and Exchange Commission.

Audit Committee

John Brancaccio, Chairman
Christopher McGuigan

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report on Form 10-K into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of John Brancaccio, chairman of the Compensation Committee, and Timothy Block. We believe that all of the members are “independent” under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee which is available on our website at www.contravir.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity, excluding Synergy Pharmaceuticals, Inc. (“Synergy”), that has one or more executive officers serving on our board of directors or compensation committee.  Dr. Jacob has served as Synergy’s president, Chief Executive Officer and a Director since July 2008. Mr. Brancaccio and Dr. McGuigan have served as directors of Synergy since July 2008.  Mr. Brancaccio is currently a member of Synergy’s Compensation Committee.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the board of directors in, among other things, effecting board organization, membership and function including identifying qualified board nominees; effecting the organization, membership and function of board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Corporate Governance/Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board of Directors.

The Corporate Governance/Nominating Committee currently consists of Timothy Block, chairman of the Corporate Governance/Nominating Committee. We believe that all of the members are “independent” under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee which is available on our website at www.contravir.com.

Director Qualifications

There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Board considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•             the highest ethical standards and integrity and a strong personal reputation;

•             a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

•             a willingness to act on and be accountable for Board and, as applicable, committee decisions;

•             an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•             an ability to work effectively and collegially with other individuals;

•             loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•             sufficient time to devote to Board and, as applicable, committee membership and matters; and

•             the independence requirements imposed by the SEC and NASDAQ.

The Board retains the right to modify these qualifications from time to time.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our Board at our annual meeting, we encourage all of our directors to attend.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to our Chief Financial Officer, Bill Hornung, at ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, NJ 08837. Mr. Hornung will forward such communications to each member of our Board; provided that, if in the opinion of Mr. Hornung it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Ethics

We have adopted the ContraVir Pharmaceuticals, Inc. Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our Internet website at www.contravir.com under “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at http://contravir.com/ctrv/code-of-business-conduct-and-ethics/ and/or in our public filings with the SEC.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, each nominee must receive a plurality of the votes cast by the holders of our common stock to be elected to our Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF GARY S. JACOB, JAMES SAPIRSTEIN, JOHN P. BRANCACCIO, CHRISTOPHER MCGUIGAN AND TIMOTHY BLOCK. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected BDO USA, LLP, as the Company’s independent registered public accountants for the fiscal year ending June 30, 2015 and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. Representatives of BDO USA, LLP are not expected to be present at the annual meeting.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Independent Registered Public Accountants’ Fees

Audit Fees

The aggregate fees billed and unbilled for the fiscal years ended June 30, 2014 and 2013 for professional services rendered by our principal accountants for the audits of our annual financial statements on Form 10 and Form 10-K, the review of our financial statements included in our quarterly reports on Form 10-Q and consultations and consents were approximately $247,000 and $84,000, respectively.

Audit Related Fees

There were no fees billed for the fiscal year ended June 30, 2014 and 2013 for audit related fees by our principal accountants.

Tax and Other Fees

There were no fees billed for the fiscal year ended June 30, 2014 and 2013 for professional services rendered by our principal accountants for tax compliance.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of BDO USA, LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

AMENDMENT OF THE COMPANY’S 2013 EQUITY INCENTIVE PLAN

Our Board of Directors adopted the 2013 Equity Incentive Plan in June 2013. The Board of Directors initially authorized the issuance of up to 1,500,000 shares of common stock under the 2013 Equity Incentive Plan.

We are seeking stockholder approval in order to amend the 2013 Equity Incentive Plan to increase the total number of shares of our common stock available for issuance thereunder to 6,500,000 shares.

As of October 23, 2014, there were 1,500,000 shares of common stock available for issuance under the 2013 Equity Incentive Plan.

Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2013 Equity Incentive Plan to 6,500,000 shares from 1,500,000 shares. As of October 23, 2014, there were no shares remaining available for issuance under the 2013 Equity Incentive Plan.  In determining the amount of the increase contemplated by the proposed amendment to the 2013 Equity Incentive Plan, the Board has taken into consideration the fact that, as of October 23, 2014, there were approximately 43,324,667 shares of our Common Stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of our outstanding shares of the, is the relevant number in determining the appropriate number of shares available under the 2013 Equity Incentive Plan.  If this amendment to the 2013 Equity Incentive Plan is approved, the number of shares available for issuance under the 2013 Equity Incentive Plan would increase by 1,500,000 shares to 6,500,000 shares.  The requested increase represents approximately 11.5% of the outstanding shares of Common Stock on a fully-diluted basis and the total number of shares available for issuance under the 2013 Equity Incentive Plan would represent approximately 9.7% of our Common Stock as calculated on a fully-diluted basis

For the year ended June 30, 2014, the average burn rate at which shares of our Common Stock were granted under the 2013 Equity Incentive Plan as a percentage of average basic shares outstanding in that period was approximately 100%.

Total potential dilution (as a percentage of shares of our Common Stock outstanding) associated with the 5,000,000 additional shares of our Common Stock to be authorized under the 2013 Equity Incentive Plan plus the 1,500,000 shares subject to outstanding awards under the 2013 Equity Incentive Plan (as of October 23, 2014) is 15.0%.

The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future. The 2013 Equity Incentive Plan does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports we have filed with the Securities and Exchange Commission.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of Common Stock will be reserved for issuance under the 2013 Equity Incentive Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving its business objectives and thereby creating greater value for all our stockholders. We have no current plans to make awards under the 2013 Equity Incentive Plan.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on our long-term growth. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

Approval of the amendment to the 2013 Equity Incentive Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to us or any of our subsidiaries.

The terms of the 2013 Equity Incentive Plan are summarized below, and the full text of the proposed amendment to the 2013 Equity Incentive Plan is set forth as Appendix A to this proxy statement. It is intended that the 2013 Equity Incentive Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2013 Equity Incentive Plan

Employees, officers and directors of, and consultants and advisors to us, and any subsidiary, are eligible to receive awards under the 2013 Equity Incentive Plan at the discretion of the Board of Directors or its designated committee. The Board, or a committee designated by the Board (for the purposes of this Proposal 3, “Board” shall also refer to such a committee, if any), has authority to, among other things:

•                  Determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of common stock to be subject to each option;

•                  Designate options as incentive stock options or nonstatutory stock options;

•                  Determine the Fair Market Value of shares of stock or other property;

•                  Determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option; (iii) the method for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, including the grants of options on an immediately exercisable basis subject to repurchase restrictions in favor of us, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with us on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the 2013 Equity Incentive Plan;

•                  Approve one or more forms of Option Agreement-Incentive Stock Option and Option Agreement-Nonstatutory Stock Option;

•                  Amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new option in substitution for, any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

•                  Accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with us;

•                  Prescribe, amend or rescind rules, guidelines and policies relating to the 2013 Equity Incentive Plan, or to adopt supplements to, or alternative versions of, the 2013 Equity Incentive Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

•                  Correct any defect, supply any omission or reconcile any inconsistency in the 2013 Equity Incentive Plan or any option agreement and to make all other determinations and take such other actions with respect to the 2013 Equity Incentive Plan or any option as the Board may deem advisable to the extent consistent with the 2013 Equity Incentive Plan and applicable law.

Our Employees and Directors, and consultants to the us, and any parent corporation, or subsidiary are eligible to receive nonstatutory stock options and other stock-based awards under the 2013 Equity Incentive Plan. Only our employees, and any parent corporation or subsidiary, are eligible to receive incentive stock options under the 2013 Equity Incentive Plan.

Incentive stock options may not be priced at less than 100% of the fair market value of our Common Stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our Common Stock). Except as otherwise determined by the Board, in the case of nonstatutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The fair market value of our Common Stock on October 23, 2014, was $1.29, based on the last sale price of our Common Stock as reported by the OTCBB on that date. The 2013 Equity Incentive Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years (except that no Incentive Stock Option granted to 10% owners of the our common stock shall be exercisable after the expiration of five years after the effective date of grant of such option).

Payment of the exercise price of options under the 2013 Equity Incentive Plan may be made in the form of: (1) cash, check or cash equivalent; (2) by tender to us, or attestation to ownership, of shares of common stock owned by the optionee having a fair market value not less than the exercise price; (3) such other consideration as may be approved by the Board to the extent applicable by law; (4) or any combination thereof, as determined by the Board of Directors.

In the event of termination of employment or consulting relationship for any reason other than disability or death, the award recipient may exercise his or her vested options within 90 days of the date of such termination. In the event of termination as a result of disability, the award recipient may exercise his or her vested options within one year following the date of such termination but in any event no later than the date of expiration of the option’s term. In the event of death, the award recipient’s estate may exercise his or her vested options within one year following the date of death.  Upon the occurrence of a “Change in Control” (as defined in the 2013 Equity Incentive Plan), the Board may, at its sole discretion, accelerate the vesting and exercisability of outstanding options.

The Board has discretion to grant other stock-based awards, provided, however, that no such awards may be made unless the terms of the 2013 Equity Incentive Plan and the awards are in compliance with Section 409A of the Code.

Transfers of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2013 Equity Incentive Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option     The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option     The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option     Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option     The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option, except that we may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2004 Stock Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934     Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation     Under the 2013 Equity Incentive Plan, participants may deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

New Plan Benefits

Set forth below is information on equity awards under the 2013 Equity Incentive Plan to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Such equity awards have been granted subject to stockholder approval of an increase in the number of shares that can be granted under the 2013 Equity Incentive Plan.

NEW PLAN BENEFITS

Name and Position	Number of Shares Subject to Stock Awards

James Sapirstein CEO	1,000,000
Executive Officers as a Group (1 person)	1,000,000

All other future grants under the 2013 Equity Incentive Plan are within the discretion of the Board and the benefits of such grants are, therefore, not determinable.

Vote Required

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be required to amend our 2013 Equity Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED PURSUANT TO THE PLAN.  PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 4:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Executive Compensation and Other Information section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Executive Compensation and Other Information section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that ContraVir Pharmaceuticals, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in ContraVir Pharmaceuticals, Inc.’s Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation and Other Information, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 5:

FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in proposal 5 of this proxy statement), should occur every one, two or three years. Under the rules issued by the SEC, stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

Our board of directors has determined that an advisory stockholder vote on executive compensation every three years is the best approach for us and our stockholders for a number of reasons, including the following:

•                  Our executive compensation program is designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation program in relation to our long-term performance. As described in the Executive Compensation and Other Information section of this proxy statement, one of the core principles of our executive compensation program is to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we grant awards with multi-year service periods to encourage our named executive officers to focus on long-term performance, and recommend a triennial vote which would allow our executive compensation program to be evaluated over a similar time-frame and in relation to our long-term performance.

•                  A triennial vote will provide us with the time to thoughtfully evaluate and respond to stockholders’ sentiments and implement any necessary changes. We carefully review changes to our executive compensation program to maintain the consistency and credibility of the program and to ensure its continued motivation and retention of our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our management team and compensation committee sufficient time to thoughtfully consider stockholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to effectively and thoughtfully implement any decisions related to such changes.

•                  We will continue to engage with our stockholders regarding our executive compensation program during the period between stockholder votes. Engagement with our stockholders is a key component of our corporate governance. We seek and are open to input from our stockholders regarding board and governance matters, as well as our executive compensation program. We believe our stockholders’ ability to contact us at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the alternative receiving the highest number of votes — every one year, every two years or every three years — will be the frequency that is approved. Abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE YEARS REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS REQUIRED BY SECTION 14A(A)(2) OF THE EXCHANGE ACT. PLEASE NOTE: STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE OUR BOARD’S RECOMMENDATION REGARDING THIS PROPOSAL 5.

PROPOSAL 6:

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT

Our Board has approved and recommended a proposal to amend our Certificate of Incorporation to authorize our Board to effect a reverse stock split of all of our outstanding common stock at a ratio of not less than 1-for-2 and not more than 1-for-5, with our Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its sole discretion. The proposal provides that our Board will have sole discretion to elect, at any time before the first anniversary date of this meeting, as it determines to be in our best interest, whether or not to effect the reverse split, and, if so, the number of our shares of common stock between and including 1-for-2 and 1-for-5 which will be combined into one share of our common stock. Our Board believes that the availability of alternative reverse split ratios will provide it with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining whether to implement the reverse split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•                  the historical trading price and trading volume of our common stock;

•                  the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

•                  the potential to have our shares of common stock listed on a national stock exchange;

•                  the anticipated impact of the reverse split on our ability to raise additional financing;

•                  which alternative split ratio would result in the greatest overall reduction in our administrative costs; and

•                  prevailing general market and economic conditions.

If our Board determines that effecting the reverse split is in our best interest, the reverse split will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached to this proxy statement as Appendix B. The amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse split as such stockholder holds immediately prior to the reverse split.

Reasons for the Reverse Stock Split

Our Board believes that a reverse stock split is desirable for two reasons. First, our Board believes that a reverse stock split could improve the marketability and liquidity of our common stock. Second, our Board believes that a reverse stock split may facilitate the listing of our common stock on a stock exchange such as The Nasdaq Stock Market or New York Stock Exchange Market.

Marketability

Our board believes that the increased market price of our common stock expected as a result of implementing a reverse split could improve the marketability and liquidity of our stock and will encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them, or our reputation in the financial community. However, in practice, this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such securities. Our Board is aware of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Institutional investors typically are restricted from investing in companies whose stocks trade at less than $4.00 per share. Stockbrokers are also subject to restrictions on their ability to recommend stocks trading at less than five dollars per share because of the general presumption that such securities may be highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

The reverse split is intended, in part, to result in a price level for our common stock that will increase investor interest and eliminate the resistance of brokerage firms. On October 23, 2014, the closing bid price for our common stock, as reported by the OTCBB, was $1.29 per share. No assurances can be given that the market price for our common stock will increase in the same proportion as the reverse split or, if increased, that such price will be maintained. In addition, no assurances can be given that the reverse split will increase the price of our common stock to a level in excess of the five dollar threshold discussed above or otherwise to a level that is attractive to brokerage houses and institutional investors.

Stock Exchange Requirements

Our common stock is currently traded on the OTCBB. Such trading market is considered to be less efficient than that provided by a stock exchange such as The Nasdaq Stock Market or New York Stock Exchange Market. Our Board is currently considering whether to seek to have our common stock listed on a stock exchange such as The Nasdaq Stock Market or NYSE MKT. In order for us to list our common stock on The Nasdaq Stock Market or NYSE MKT, we must fulfill certain listing requirements, including minimum bid price requirements for our common stock.

No assurance can be given that, even if we satisfy the listing requirements of The Nasdaq Stock Market or NYSE MKT, we will apply to have our common stock listed on either exchange, or that, if we do so apply, that our application will be approved, or that, if our common stock is listed on either exchange, we will be able to satisfy the maintenance requirements for continued listing.

Effects of the Reverse Split

If the reverse stock split is approved and implemented, the principal effect will be to decrease the number of outstanding shares of our common stock. We have registered our common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. Our shares of common stock currently trade on the OTCBB. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the OTCBB. Following the reverse stock split, our common stock will continue to be listed on the OTCBB Market under the symbol “CTRV,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the reverse stock split. Moreover, the number of stockholders of record will not be affected by the reverse stock split (except to the extent any stockholders are cashed out as a result of holding fractional shares). In addition the total number of authorized shares will not change as a result of the reverse stock split. However, the number of authorized shares available for issuance will change after the reverse stock split. The following table shows the number of authorized shares of common stock available for issuance as of the record date as a result of the reverse stock split at each of the possible reverse stock split ratios:

Total Shares	Shares Outstanding		Shares Available for Issuance at	Shares Available for Issuance after Reverse Stock Split
Authorized	at Record Date		Record Date	1:2	1:3	1:4	1:5
120,000,000	22,273,397	(1)	97,726,603	108,863,302	112,575,534	114,431,651	115,545,321

(1) Excludes 18,750,000 shares issuable upon conversion of the Series A convertible preferred stock and 2,301,270 shares of common stock issuable upon exercise of outstanding stock options.

As of the date of this proxy statement, we do not have any current plans, agreements, understandings etc. with respect to the authorized shares that will become available for issuance after the reverse stock split has been implemented.

Board Discretion to Implement or Abandon Reverse Split

The reverse split will be effected, if at all, only upon a determination by our Board that the reverse split (with an exchange ratio determined by our Board as described above) is in our best interest. Such determination shall be based upon certain factors, including, but not limited to, our ability to meet stock exchange listing requirements, existing and expected marketability and liquidity of our common stock and the expense of effecting the reverse split. Notwithstanding approval of the reverse split by our stockholders, our Board may, in its sole discretion, abandon the proposal and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse split. If our Board fails to implement the reverse split on or prior to the first anniversary date of this meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Effective Date

Our Board will have discretion as to whether or not to effect the reverse split at any time prior to the first anniversary date of this annual meeting of our stockholders. If implemented by our Board, the reverse split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse split ratio determined by our Board within the limits set forth in this proposal.

Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing price of our shares of common stock on the day immediately preceding the effective date of the reverse split, as reported on the OTCBB (or, if the closing price of our common stock is not then reported on the OTCBB, then the fair market value of our shares of common stock as determined by our Board) by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Other Effect

If approved, the reverse split may result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares (“Old Shares”) will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”) in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to dissenter’s or appraisal rights with respect to the reverse stock split and we would not independently provide our stockholders with any such right.

Material U.S. Federal Income Tax Consequences

The following summary describes the material U.S. federal income tax consequences of the proposed reverse stock split to holders of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the proposed reverse stock split.

This discussion is limited to holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to special rules or to holders that are partnerships for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the proposed reverse stock split.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The proposed reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed reverse stock split. Accordingly, the aggregate tax basis in the New Shares should equal the aggregate tax basis in the Old Shares (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the New Shares should include the holding period for the Old Shares.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the proposed reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the Old Shares that is allocated to such fractional share of our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the Old Shares for more than one year as of the effective date of the proposed reverse stock split. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock by a U.S. holder pursuant to the proposed reverse stock split unless such U.S. holder is an exempt recipient. In addition, U.S. holders may be subject to backup withholding on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).  Generally, a non-U.S. holder will not recognize any gain or loss upon the proposed reverse stock split. In particular, any gain or loss realized with respect to cash received in lieu of a fractional share generally will not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the proposed reverse stock split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation for U.S. federal income tax purposes.

Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, we believe we are not currently and do not anticipate becoming a U.S. real property holding corporation. If we are or have been a U.S. real property holding corporation, any gain realized with respect to cash received in lieu of a fractional share may be treated as effectively connected with the conduct a trade or business in the United States subject to U.S. federal income tax and the cash proceeds may also be subject to a 10% withholding tax.

Information Reporting and Backup Withholding. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the proposed reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Vote Required; Recommendation of our Board

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote on Proposal 6 will be required to amend our Certificate of Incorporation to authorize a reverse stock split. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO AMEND OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT. PROXIES SOLICITED BY OUR BOARD WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 23, 2014 by:

•                  our named executive officers;

•                  each of our directors;

•                  all of our current directors and executive officers as a group; and

•                  each stockholder known by us to own beneficially more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 23, 2014, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 22,273,397 shares of common stock outstanding on October 23, 2014.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey 08837.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
James Sapirstein	0	—
William Hornung	0	—
Gary S. Jacob (1)	242,935	1.1
John Brancaccio (2)	12,015	*
Christopher McGuigan (3)	10,000	—
Timothy Block (3)	10,000	—
All current executive officers and directors as a group (6 persons) (4)	274,950	1.2

*   Represents beneficial ownership of less than 1%.

(1)         Consists of 32,935 shares of common stock and 210,000 shares of common stock issuable upon exercise of outstanding stock options.

(2)         Consists of 2,015 shares of common stock and 10,000 shares of common stock issuable upon exercise of outstanding stock options.

(3)         Consists of shares of common stock issuable upon exercise of outstanding stock options.

(4)         Includes 240,000 shares of common stock issuable upon exercise of outstanding stock options.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth certain information about our executive officers as of October 23, 2014:

Name	Age	Present Position with ContraVir Pharmaceuticals, Inc.
James Sapirstein	53	Chief Executive Officer and Director
William Hornung	46	Chief Financial Officer

Executive Officers

The biographies of Gary S. Jacob, Ph.D., James Sapirstein, John P. Brancaccio, Christopher McGuigan and Timothy Block can be found under “Proposal 1 — Election of Directors.”

William Hornung has served as our Chief Financial Officer since June 23, 2014. From April 2012 until March 2014, Mr. Hornung served as the Vice President of Finance for PTC Therapeutic, a public biotechnology company. From February 2009 until March 2012, Mr. Hornung served as Controller of PTC Therapeutics. Mr. Hornung received his Bachelor of Science from The William Paterson State University of NJ in 1992.

Compensation Philosophy and Summary Compensation Table

Prior to February 18, 2014, we were a majority-owned subsidiary of Synergy. Our Compensation Committee is currently reviewing all aspects of compensation and intends to adopt an appropriate structure for our executive compensation arrangements. As of the date hereof, the Compensation Committee has not reviewed our executive compensation arrangements and the specifics of our compensation programs and policies have not yet been determined.

The following table contains compensation information for our prior Chief Executive Officer and certain other executive officers who were the most highly compensated expected officers for the fiscal year ended June 30, 2014.

Name and Principal Position	Year	Salary ($) (2)	Bonus ($)	Options Granted ($) (3)	Total ($)
Gary S. Jacob, Ph.D. Chairman of the Board and former Chief Executive Officer (1)	2014	—	—	274,248	274,248

James Sapirstein Chief Executive Officer (4)	2014	86,174	—	1,172,074	1,258,248

William Hornung Chief Financial Officer (5)	2014	4,899	—	75,278	80,167

(1)                                 Effective October 1, 2013, Dr. Jacob was elected Chairman of the Board. Effective March 19, 2014, Dr. Jacob resigned his position as Chief Executive Officer of the Company. Dr. Jacob agreed to payment in the form of stock options in lieu of salary.

(2)                                 On July 8, 2013, we entered into a Shared Services Agreement, as amended and restated August 5, 2013, with Synergy, effective May 16, 2013. Under the Shared Services Agreement, Synergy has provided and/or made available to us various administrative, financial (including payroll functions), insurance, facility, information technology, and other services. In consideration for such services, we have paid fees to Synergy for the services provided, and those fees were in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the Shared Services Agreement are employees and/or independent contractors of Synergy and are not under our direction or control. These personnel costs are based upon the actual percentages of time spent by Synergy personnel performing services for us under the Shared Services Agreement. We have also reimbursed Synergy for direct out-of-pocket costs incurred by Synergy for third party services provided to us. For the periods ended June 30, 2014 and 2013, shared services provided by Synergy totaled $101,462 and $83,266, respectively. Effective April 1, 2014, we terminated the shared services agreement with Synergy.

(3)                                 Represents the fair value of incentive stock options granted during the year ended June 30, 2014 using the Black-Scholes model for computing stock based compensation expense as of the date of grant.

(4)                                 James Sapirstein was hired in March 2014. On March 19, 2014, we issued options to purchase 1,000,000 shares of our common stock to James Sapirstein, our newly hired Chief Executive Officer. These option vest over 4 years, expire on March 19, 2024 and have an exercise price of $2.31 per share.

(5)                                 William Hornung was hired in June 2014. On June 23, 2014, we issued options to purchase 100,000 shares of our common stock to William Hornung, our newly hired Chief Financial Officer. These options vest over 3 years, expire on June 23, 2024 and have an exercise price of $1.70 per share.

Outstanding Equity Awards as of June 30, 2014

	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Gary S. Jacob	—	30,000	$0.11	10/02/2023
Chairman of the Board and former Chief Executive Officer	200,000	—	0.37	1/24/2024
	—	300,000	2.31	3/19/2024

James Sapirstein,	—	1,000,000	2.31	3/19/2024
Chief Executive Officer

William Hornung,	—	100,000	1.70	6/23/2024
Chief Financial Officer

Director Compensation

During the year ended June 30, 2014, our non-employee directors received the following compensation for their services on the board and its committees:

Name	Cash Fees	Option Awards	Total
John P. Brancaccio	$—	$50,762	$50,762
Christopher McGuigan	—	284,331	284,331
Timothy Block	—	43,000	43,000

Directors have agreed to forgo cash based compensation for their services on the board and its committees until the cash position of the Company improves. As of June 30, 2014, we have recorded a liability of approximately $0.1 million related to Director Fees.

On March 12, 2014, the Board of Directors determined that compensation for our non-employee directors will be comprised of an annual cash retainer and an annual equity award in the form of stock options. In addition, we expect to grant new directors, including the directors who will be joining our board, a one-time equity award in the form of stock options in connection with their election to the board. Since the end of our fiscal year ended June 30, 2013, we have granted the following options to our non-employee directors:

•                  On October 2, 2013 we issued options to purchase (i) 30,000 shares of our common stock at an exercise price of $0.11 per share to Gary Jacob, our Chairman of the Board, for services rendered (ii) 30,000 shares of our common stock at an exercise price of $0.11 per share to John Brancaccio, a director, for services rendered, (iii) 30,000 shares of our common stock at an exercise price of $0.11 per share to Christopher McGuigan, a director, for services rendered.

•                  On November 26, 2013, we issued options to purchase 30,000 shares of our common stock at an exercise price of $0.11 per share to Timothy Block, a director, for services rendered.

•                  On January 24, 2014, we issued options to purchase (i) 200,000 shares of our common stock at an exercise price of $0.37 per share to Gary Jacob, our Chairman of the Board, for services rendered (ii) 30,000 shares of our common stock at an exercise price of $0.37 per share to John Brancaccio, a director, for services rendered, (iii) 10,000 shares of our services rendered, and (iv) 250,000 shares of our common stock at an exercise price of $0.37 per share to Christopher McGuigan, a director, pursuant to his consulting agreement.

•                  On March 12, 2014, we issued options to purchase (i) 21,897 shares of our common stock at an exercise price of $2.37 per share to John Brancaccio, a director, for services rendered, (ii) 19,777 shares of our common stock at an exercise price of $2.37 per share to Timothy Block, a director, for services rendered, and (iii) 16,596 shares of our common stock at an exercise price of $2.37 per share to Christopher McGuigan, a director, for services rendered.

•                  On March 19, 2014, we issued options to purchase 300,000 shares of our common stock at an exercise price of $2.31 per share to Gary Jacob, our Chairman of the Board, for services rendered.

•                  On April 3, 2014, we issued options to purchase 15,000 shares of our common stock at an exercise price of $2.35 per share to both John Brancaccio and Timothy Block, directors, for services rendered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during 2013, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

Our Board will consider proposals and director candidates recommended by our stockholders of record. Stockholders of record who wish to make a proposal or recommend individuals for consideration by our Board to become nominees for election to our Board at an annual meeting of stockholders must do so by delivering a written proposal or recommendation to our Board, c/o ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey 08837, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary date of the initial mailing of our proxy statement for our preceding year’s annual meeting of stockholders. In the event the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. If no annual meeting was held in the previous year, then a shareholder’s notice, in order to be considered timely, must be received by the Secretary of the Corporation not later than the later of the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements with Synergy

Loan and Security Agreement

On June 5, 2013, ContraVir entered into a Loan and Security Agreement with Synergy pursuant to which Synergy agreed to lend ContraVir up to five hundred thousand dollars ($500,000) for working capital purposes (the “Loan Agreement”). Also on June 5, 2013, August 29, 2013, October 18, 2013 and January 9, 2014, pursuant to the Loan Agreement, Synergy made an advance to ContraVir of $100,000, $100,000, $150,000 and $100,000, respectively, under a promissory note (the “Note”). The Note bears interest at six percent (6%) per annum and such interest shall be paid on the 15th of each of January, March, June and September, beginning September 15, 2013. The Note matures on the earlier of June 10, 2014 or the date that the entire principal amount and interest shall become due and payable by reason of an event of default under the Note or otherwise. In addition, Synergy has the right to demand payment of the unpaid principal amount and all accrued but unpaid interest thereon at any time after August 4, 2013, upon providing us fifteen (15) days prior written notice. In connection with the Loan Agreement ContraVir granted Synergy a security interest in all of its assets, including its intellectual property, until the Note is repaid in full. On November 18, 2013, we entered into an amendment to the Loan Agreement with Synergy pursuant to which Synergy agreed to increase the aggregate amount available to us under the Loan Agreement from five hundred thousand dollars ($500,000) to one million dollars ($1,000,000). On March 27, 2014, we paid $461,236 to Synergy in full repayment of the advance, including accrued but unpaid interest thereon. As of the date of this prospectus, we have not taken any further advances under the Loan Agreement.

Shared Services Agreement

On July 8, 2013, we entered into a Shared Services Agreement, as amended and restated August 5, 2013, with Synergy, effective May 16, 2013. Under the Shared Services Agreement, Synergy has provided and/or made available to us various administrative, financial (including internal audit and payroll functions), legal, insurance, facility, information technology, laboratory, real estate and other services to be provided by, or on behalf of, Synergy, together with such other services as reasonably requested by us. In consideration for such services, we have paid fees to Synergy for the services provided, and those fees will generally be in amounts intended to allow the party providing services to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the Shared Services Agreement are employees and/or independent contractors of Synergy and are not under our direction or control. These personnel costs are based upon the actual percentages of time spent by Synergy personnel performing services for us under the Shared Services Agreement. We will also reimburse Synergy for direct out-of-pocket costs incurred by Synergy for third party services provided to us. Effective April 1, 2014, we terminated the shared services agreement with Synergy.

Consulting Agreement

On January 23, 2014 we entered into a three year consulting agreement with Chris McGuigan, Ph.D. for scientific and technical advisory services. Dr. McGuigan is a director of our company and was instrumental in the early development of our FV-100 drug candidate. His total compensation under the agreement is a grant of 250,000 common stock options, at an exercise price of $0.37 per share, vesting over three years.

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for fiscal year ended June 30, 2014 accompanies this notice.  Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to ContraVir Pharmaceuticals, Inc., 399 Thornall Street, First Floor, Edison, New Jersey, 08837, Attention: Bill Hornung, CFO.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting.  If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.  All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

/s/ Gary S. Jacob

Gary S. Jacob
Chairman

Edison, New Jersey

October 27, 2014

Appendix A

CONTRAVIR PHARMACEUTICALS, INC.

AMENDMENT TO 2013 EQUITY INCENTVE STOCK OPTION PLAN

4. Stock Reserved for the Plan.

Subject to adjustment as provided in Section 8 hereof, a total of 6,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option or award of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or Restricted Stock may be subject to future Options or Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

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Appendix B

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT

OF CONTRAVIR PHARMACEUTICALS, INC.,

a Delaware corporation

ContraVir Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment of the Certificate of Incorporation of the Corporation, each [•] shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing the Old Shares, in lieu of such fractional share, an amount in cash equal to the product obtained by multiplying (i) the closing price of the shares of Common Stock on the day immediately preceding the effective date of the Reverse Stock Split, as reported on the OTCBB (or, if the closing price of the Common Stock is not then reported on the OTCBB, then the fair market value of the shares of Common Stock as determined by the Board of Directors of the Corporation) by (ii) the number of shares of Common Stock held by such stockholder that would otherwise have been exchanged for such fractional share interests.

SECOND: This Certificate of Amendment shall become effective as of [•], at [•] [a.m./p.m.].

THIRD: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. An annual meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on December     , 2014 at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation has been executed as of this [•] day of [•], 201[•].

CONTRAVIR PHARMACEUTICALS, INC.

By:
Name:
Title:

B-1

CONTRAVIR PHARMACEUTICALS, INC.
399 Thornall Street, First Floor

Edison, New Jersey 08837

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — December 2, 2014

The undersigned hereby appoints James Sapirstein and Bill Hornung,, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of ContraVir Pharmaceuticals, Inc. (the “Company”) to be held on December 2, 2014, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on October 23, 2014 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS

1.              Election of five directors.

Gary S. Jacob	☐ FOR ALL NOMINIEES

James Sapirstein	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

John P. Brancaccio	☐ FOR ALL EXCEPT

Christopher McGuigan Timothy Block

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list to the left, strike a line through the name of the nominee for whom you wish to withhold your vote.

2.              To  ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015.

☐ FOR	☐AGAINST	☐ ABSTAIN

3.              To approve an amendment to the Company’s 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,500,000  to 6,500,000.

☐ FOR	☐AGAINST	☐ ABSTAIN

4.              To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

☐ FOR	☐AGAINST	☐ ABSTAIN

5.              To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years.

☐ ONE	☐TWO	☐ THREE	☐ ABSTAIN

6.              To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 or more than 1-for-5, with the Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion (the “Reverse Split Proposal”).

☐ FOR	☐AGAINST	☐ ABSTAIN

7.              In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED: IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS; IN FAVOR OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2015; IN FAVOR OF THE AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER SUCH PLAN; IN FAVOR OF THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; IN FAVOR OF VOTING EVERY THREE YEARS REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; IN FAVOR OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the December 2, 2014 meeting.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

CONTRAVIR PHARMACEUTICALS, INC. 399 Thornall Street, First Floor Edison, New Jersey 08837 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS — December 2, 2014 The undersigned hereby appoints James Sapirstein and Bill Hornung,, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of ContraVir Pharmaceuticals, Inc. (the “Company”) to be held on December 2, 2014, and at any adjournments thereof, and to vote thereat all shares of common stock of the Company held of record by the undersigned at the close of business on October 23, 2014 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. PLEASE MARK, DATE AND SIGN THIS PROXY BELOW AND RETURN IT IN THE ENCLOSED ENVELOPE PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X] THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS 1. Election of five directors. 01. Gary S. Jacob 02. James Sapirstein 03. John P. Brancaccio 04. Christopher McGuigan 05. Timothy Block FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (INSTRUCTION: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and, in the list above, strike a line through the name of the nominee for whom you wish to withhold your vote.) 2. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015. FOR AGAINST ABSTAIN 3. To approve an amendment to the Company's 2013 Equity Incentive Plan (the "Plan") to increase the number of shares of common stock authorized to be issued pursuant to the Plan from 1,500,000 to 6,500,000. FOR AGAINST ABSTAIN 4. To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. FOR AGAINST ABSTAIN 5. To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A (a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years. ONE TWO THREE ABSTAIN 6. To approve an amendment to the Company’s Certificate of Incorporation to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 or more than 1-for-5, with the Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion (the “Reverse Split Proposal”). FOR AGAINST ABSTAIN 7. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED: IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS; IN FAVOR OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2015; IN FAVOR OF THE AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED UNDER SUCH PLAN; IN FAVOR OF THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; IN FAVOR OF VOTING EVERY THREE YEARS REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS; IN FAVOR OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT; AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the December 2, 2014 meeting. Date: Signature of Stockholder Date: Signature of Stockholder NOTE: Please sign exactly as your name or names appear hereon. When shares are held by joint owners, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Voting Instructions You may vote your proxy in the following ways: IJ Via Internet: IJ Login to www.pstvote.com/contravir2014 IJ Enter your control number (12 digit number located below) Via Mail: Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on December 1, 2014. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.